Exhibit 99.4

REVOCABLE PROXY
MINDEN BANCORRP, INC.

Please Mark Votes
As in This Example

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF MINDEN BANCORP, INC. FOR USE AT THE SPECIAL MEETING OF SHAREHOLDERS TO BE HELD ON __________ __, 2010 AND AT ANY ADJOURNMENT THEREOF.

The undersigned hereby appoints the Board of Directors of Minden Bancorp, Inc. (“Minden Bancorp”), or any successors thereto, as proxies with full powers of substitution, to represent and vote, as designated below, all the shares of common stock of Minden Bancorp held of record by the undersigned on __________ __, 2010 at the Special Meeting of Shareholders to be held at ______________________,  located at __________, Minden, Louisiana on _____day, ________, ___, 2010, at __:00 p.m., Central time, or at any adjournment thereof.

1.            Approval a Plan of Conversion and Reorganization and the transactions contemplated thereby pursuant to which, among other things, Minden Bancorp, Inc., a newly formed Louisiana corporation (the “New Holding Company”), will offer for sale shares of its common stock, and shares of common stock of Minden Bancorp currently held by public shareholders will be exchanged for shares of common stock of the New Holding Company upon the conversion of Minden Mutual Holding Company, MBL Bank and Minden Bancorp from the mutual holding company structure to the stock holding company form.

☐	FOR	☐	AGAINST	☐	ABSTAIN

2.             The following Information Proposals:

2A.           Approval of a provision in the Articles of Incorporation of the New Holding Company providing for the authorized capital stock of 40,000,000 shares of common stock and 10,000,000 shares of serial preferred stock compared to 4,000,000 shares of common stock and 1,000,000 shares of preferred stock in the charter of Alliance Bancorp.

☐	FOR	☐	AGAINST	☐	ABSTAIN

2B.             Approval of a provision in the Articles of Incorporation of the New Holding Company requiring a super-majority shareholder approval of amendments to certain provisions in the Articles of Incorporation and Bylaws of the New Holding Company.

☐	FOR	☐	AGAINST	☐	ABSTAIN

2C.            Approval of a provision in the Articles of Incorporation of the New Holding Company to limit the voting rights of shares beneficially owned in excess of 10% of the outstanding voting securities of the New Holding Company.

☐	FOR	☐	AGAINST	☐	ABSTAIN

3.            Adjournment of the Special Meeting, if necessary, to solicit additional proxies in the event that there are not sufficient votes at the Special Meeting to approve the Plan of Conversion and Reorganization.

☐	FOR	☐	AGAINST	☐	ABSTAIN

In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

The Board of Directors recommends that you vote "FOR" approval of the Plan of Conversion and Reorganization, “FOR” the Informational Proposals and “FOR” the adjournment of the Special Meeting, if necessary, to solicit additional proxies.

THE SHARES OF COMMON STOCK OF MINDEN BANCORP, INC. WILL BE VOTED AS SPECIFIED.  IF NOT OTHERWISE SPECIFIED, THIS PROXY WILL BE VOTED FOR APPROVAL OF THE PLAN OF CONVERSION AND REORGANIZATION, FOR EACH OF THE INFORMATIONAL PROPOSALS, FOR THE PROPOSAL TO ADJOURN THE SPECIAL MEETING, IF NECESSARY, TO SOLICIT ADDITIONAL PROXIES AND OTHERWISE AT THE DISCRETION OF THE PROXIES.  YOU MAY REVOKE THIS PROXY AT ANY TIME PRIOR TO THE TIME IT IS VOTED AT THE SPECIAL MEETING.

The undersigned hereby acknowledges receipt of the Notice of Special Meeting of Shareholders of Minden Bancorp, Inc. called for ________ __, 2010, the accompanying Proxy Statement/Prospectus prior to the signing of this proxy.

Please be sure to date this Proxy and sign	Date
in the box below.
Shareholder sign above	Co-holder (if any) sign above

▲	Detach above card, sign, date and mail in postage paid envelope provided.	▲

                                                                                                                                          MINDEN BANCORP, INC.

Please sign this Proxy exactly as your name(s) appear(s) on this proxy.  When signing in a representative capacity, please give title.  When shares are held jointly, only one holder need sign.

PLEASE ACT PROMPTLY
MARK, SIGN, DATE AND MAIL YOUR PROXY CARD TODAY

IF YOUR ADDRESS HAS CHANGED, PLEASE CORRECT THE ADDRESS IN THE SPACE PROVIDED BELOW AND RETURN THIS PORTION WITH THE PROXY IN THE ENVELOPE PROVIDED.